Exhibit 99.1

Contact:	Company:
	J. Donald Payne
	Vice President - Finance
	Aprogenex, Inc.
	713/748-5114


APROGENEX CLOSES OFFERING OF SECURITIES

	HOUSTON, TX, JUNE 13, 1996 -- Aprogenex, Inc. (AMEX: APG) today announced that it has closed an offering of convertible notes and warrants with gross proceeds of approximately $2 million. The Company stated that the funds available from the offering should fund the Company's normal operating activities through the end of 1996. The terms of the offering were not disclosed.

	The securities offered were not registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.


________________________________________________________________
The statements in this news release that are not historical facts are forward-looking statements and are subject to a wide range of risks and uncertainties, including but not limited to risks and uncertainties relating to product development activities; new or developing markets; limited marketing experience; need for additional financing; government regulation; licenses, patents and trade secrets; potential adverse effects of technological change and competition; dependence on key personnel; possibility of product liability claims; and other factors detailed in the Company's Securities and Exchange Commission filings.

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